SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2006

ATMI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16239	06-1481060
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

7 Commerce Drive Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)

Registrant’s telephone number, including area code: (203) 794-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the retirement of Michael J. Yomazzo from the Board of Directors (the “Board”) of ATMI, Inc. (the “Company”), effective January 4, 2006, the Board approved an amendment to the Restricted Stock Grant Agreement dated January 2, 2004, between the Company and Mr. Yomazzo to provide that the 1,701 restricted shares granted thereunder would not be forfeited upon Mr. Yomazzo’s retirement but would continue to vest in accordance with their terms.

In addition to the foregoing, in connection with Mr. Yomazzo’s retirement, the Board approved an amendment to the Non-Qualified Stock Option Agreement dated January 2, 2004 between the Company and Mr. Yomazzo to provide that, as of the date of his retirement, 3,038 unvested stock options granted to Mr. Yomazzo thereunder, with an exercise price of $23.40 per share, shall become fully vested and exercisable.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Offers.

(b)  Effective January 4, 2006, Michael J. Yomazzo retired from the Board of Directors of ATMI, Inc. and from the Audit Committee and Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, ATMI, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMI, INC.

Date: January 9, 2006	By:	/s/ Daniel P. Sharkey
Daniel P. Sharkey
Title: Vice President, Treasurer and Chief Financial Officer